Exhibit 10.28

REDACTED

SERVICE PACKAGE NO. 410018
AMENDMENT NO. 0

GAS TRANSPORTATION AGREEMENT
(For Use Under Rate Schedules FT-A and FT-GS)

THIS AGREEMENT is made, entered into and effective as of this 30 day of January, 2001 by and between EAST TENNESSEE NATURAL GAS COMPANY, a Tennessee Corporation, hereinafter referred to as “Transporter”  and DUKE  ENERGY MURRAY,  LLC,  a  Delaware  limited liability company, hereinafter referred to as “Shipper.”  Transporter and Shipper shall be referred to herein individually as the “Party” and collectively as “Parties.”

WHEREAS, Shipper and Transporter are parties to a precedent agreement dated January 30, 2001 (“Precedent Agreement”), pursuant to which Transporter will undertake to construct certain facilities to serve Shipper; and

WHEREAS, pursuant to the terms and conditions of the Precedent Agreement Shipper desires to obtain firm transportation capacity from Transporter; and

WHEREAS, subject to all of the terms and conditions of the Precedent Agreement and this Agreement, Transporter desires to provide firm transportation service for Shipper pursuant to the terms and conditions of Transporter’s Rate Schedule FT-A;

In consideration of the premises and of the mutual covenants herein contained, the parties do agree as follows:

ARTICLE I - DEFINITIONS

The definitions found in Section 1 of Transporter’s General Terms and Conditions are incorporated herein by reference.

ARTICLE II - SCOPE OF AGREEMENT

Transporter agrees to accept and receive daily, on a firm basis, at the Receipt Point(s) listed on Exhibit A attached hereto, from Shipper such quantity of gas as Shipper makes available up to the applicable Transportation Quantity stated on Exhibit A attached hereto and deliver for Shipper to the Delivery Point(s) listed on Exhibit A attached hereto an Equivalent Quantity of gas. The Rate Schedule applicable to this Agreement shall be stated on Exhibit A.

ARTICLE III - RECEIPT AND DELIVERY PRESSURES

Shipper shall deliver, or cause to be delivered, to Transporter the gas to be transported hereunder at pressures sufficient to deliver such gas into Transporter’s system at the Receipt Point(s). Transporter shall deliver the gas to be transported hereunder to or for the account of Shipper at the pressures existing in Transporter’s system at the Delivery Point(s) unless otherwise specified on Exhibit A.

ARTICLE IV - QUALITY SPECIFICATIONS AND STANDARDS FOR MEASUREMENTS

For all gas received, transported, and delivered hereunder, the Parties  agree  to  the  quality specifications  and standards  for measurement as provided for in Transporter’s General Terms and Conditions. Transporter shall be responsible for the operation of measurement facilities at the Delivery Point(s) and Receipt Point(s). In the event that measurement facilities are not operated by Transporter, the responsibility for operations shall be deemed to be Shipper’s.

ARTICLE V - FACILITIES

The facilities necessary to receive, transport, and deliver gas as described herein are in place and no new facilities are anticipated to be required.

ARTICLE VI

RATES AND CHARGES FOR GAS TRANSPORTATION

6.1                    Rates and Charges - Commencing on the date of implementation of this Agreement under Section 10.1, the compensation to be paid by Shipper to Transporter shall be in accordance with Transporter’s effective Rate Schedule FT-A or FT-GS, as specified on Exhibit A. Where applicable, Shipper shall also pay the Gas Research Institute surcharge and Annual Charge Adjustment surcharge as such rates may change from time to time. Except as provided to the contrary in any written or electronic agreement(s) between Transporter and Shipper in effect during the term of this Agreement, Shipper shall pay Transporter the applicable maximum rate(s) and all other applicable charges and surcharges specified in the Notice of Rates in Transporter’s FERC Gas Tariff and in this Rate Schedule. Transporter and Shipper may agree that a specific discounted rate will apply only to certain volumes under the Agreement. Transporter and Shipper may agree that a specified discounted rate will apply only to specified volumes (MDQ, TQ, commodity volumes or Authorized Overrun volumes) under the Agreement; that a specified discounted rate will apply only if specified volumes are achieved (with the maximum rates applicable to volumes above the specified volumes or to all volumes if the specified volumes are never achieved); that a specified discounted rate will apply only during specified periods of the year or over a specifically defined period of time; and/or that a specified discounted rate will apply only to specified points, zones, markets or other defined geographical areas. Transporter and Shipper may agree to a discounted rate pursuant to the provisions of this Section 6.1 provided that the discounted rate is between the applicable maximum and minimum rates for this service.

6.2                    Changes in Rates and Charges - Shipper agrees that Transporter shall have the unilateral right to file with the appropriate regulatory authority and make changes effective in (a) the rates and charges stated in this Article, (b) the rates and charges applicable to service pursuant to the Rate Schedule under which this service is rendered and (c) any provisions of Transporter’s General Terms and Conditions as they may be revised or replaced from time to time. Without prejudice to Shipper’s right to contest such changes’, Shipper agrees to pay the effective rates and charges for service rendered pursuant to this Agreement. Transporter agrees that Shipper may protest or contest the aforementioned filings, or may seek authorization from duly constituted regulatory authorities for adjustment of Transporter’s existing FERC Gas Tariff as may be found necessary to assure Transporter just and reasonable rates.

ARTICLE VII - RESPONSIBILITY DURING TRANSPORTATION

As between the Parties hereto, it is agreed that from the time gas is delivered by Shipper to Transporter at the Receipt Point (s) and prior to delivery of such gas to or for the account of Shipper at the Delivery Point(s), Transporter shall be responsible for such gas and shall have the unqualified right to commingle such gas with other gas in its system and shall have the unqualified right to handle and treat such gas as its own. Prior to receipt of gas at Shipper’s Receipt Point(s) and after delivery of gas at Shipper’s Delivery Point(s), Shipper shall have sole responsibility for such gas.

ARTICLE VIII - BILLINGS AND PAYMENTS

Billings and payments under this Agreement shall be in accordance with Section 16 of Transporter’s General Terms and Conditions as they may be revised or replaced from time to time.

ARTICLE IX - RATE SCHEDULES AND
GENERAL TERMS AND CONDITIONS

This Agreement is subject to the effective provisions of Transporter’s FT-A or FT-GS Rate Schedule, as specified in Exhibit A, or any succeeding rate schedule and Transporter’s General Terms and Conditions on file with the FERC, or other duly constituted authorities having jurisdiction, as the same may be changed or superseded from time to time in accordance with the rules and regulations of the FERC, which Rate Schedule and General Terms and Conditions are incorporated by reference and made a part hereof for all purposes.

ARTICLE X - TERM OF CONTRACT

10.1              This Agreement shall be effective as of the date first above written. Subject to Paragraph 5 of the Precedent Agreement, service under this Agreement shall commence on the later of: (i) February 1, 2002; or (ii) the date that all of the conditions precedent set forth in Paragraph 8 of the Precedent Agreement are satisfied and construction of the facilities necessary to provide the firm transportation service contemplated herein are completed and available for service. After service commences under this Agreement, this Agreement shall continue in effect until and including the later of: (i) January 31, 2022; or (ii) the last day of the month in which the twentieth (20th) anniversary of the commencement of service under this Agreement occurs (“Primary Term”) provided, however, that if the Primary Term is one year or more, then the contract shall remain in force and effect and the contract term will automatically roll-over for additional five year increments (“Secondary Term”) unless Shipper, one year prior to the expiration of the Primary Term or a Secondary Term, provides written notice to Transporter of either (1) its intent to terminate the contract upon expiration of the then current term or (2) its desire to exercise its right-of-first-refusal in accord with Section 7.3 of Transporter’s General Terms and Conditions. Provided further, if the FERC or other governmental body having jurisdiction over the service rendered pursuant to this Agreement authorizes abandonment of such service, this Agreement shall terminate on the abandonment date permitted by the FERC or such other governmental body. In the event that the Precedent Agreement is terminated for any reason other than commencement of service under this Agreement, then service under this Agreement shall not commence and this Agreement shall be null and void.

10.2              In addition to any other remedy Transporter may have, Transporter shall have the right to terminate this Agreement in the event Shipper fails to pay all of the amount of any bill for service rendered by Transporter hereunder when that amount is due, provided Transporter shall give Shipper and the FERC thirty days notice prior to any termination of service. Service may continue hereunder if within the thirty day notice period satisfactory assurance of payment is made in accord with Section 16 of Transporter’s General Terms and Conditions.

ARTICLE XI - REGULATION

11.1              This Agreement shall be subject to all applicable governmental statutes, orders, rules, and regulations and is contingent upon the receipt and continuation of all necessary regulatory approvals or authorizations upon terms acceptable to Transporter and Shipper. This Agreement shall be void and of no force and effect if any necessary regulatory approval or authorization is not so obtained or continued. All Parties hereto shall cooperate to obtain or continue all necessary approvals or authorizations, but no Party shall be liable to any other Party for failure to obtain or continue such approvals or authorizations.

11.2              Promptly following the execution of this Agreement, the Parties will file, or cause to be filed, and diligently prosecute, any necessary applications or notices with all necessary regulatory bodies for approval of the service provided for herein.

11.3              In the event the Parties are unable to obtain all necessary and satisfactory regulatory approvals for service prior to the expiration of two (2) years from the effective date hereof, then, prior to receipt of such regulatory approvals, either Party may terminate this Agreement by giving the other Party at least thirty (30) days prior written notice, and the respective obligations hereunder, except for the reimbursement of filing fees herein, shall be of no force and effect from and after the effective date of such termination.

11.4              The transportation service described herein shall be provided subject to the provisions of the FERC Regulations shown by Shipper on Exhibit A hereto.

ARTICLE XII - ASSIGNMENTS

12.1              Either Party may assign or pledge this Agreement and all rights and obligations hereunder under the provisions of any mortgage, deed of trust, indenture or other instrument that it has executed or may execute hereafter as security for indebtedness; otherwise. Shipper shall not assign this Agreement or any of its rights and obligations hereunder, except as set forth in Section 17 of Transporter’s General Terms and Conditions.

12.2              Any person or entity that shall succeed by purchase, transfer, merger, or consolidation to the properties, substantially or as an entirety, of either Party hereto shall be entitled to the rights and shall be subject to the obligations of its predecessor in interest under this Agreement.

ARTICLE XIII - WARRANTIES

In addition to the warranties set forth in Section 22 of Transporter’s General Terms and Conditions, Shipper warrants the following:

13.1              Shipper warrants that all upstream and downstream transportation arrangements are in place, or will be in place, as of the requested effective date of service, and that it has advised the upstream and downstream transporters of the receipt and delivery points under this Agreement and any quantity limitations for each point as specified on Exhibit A attached hereto. Shipper agrees to indemnify and hold Transporter harmless for refusal to transport gas hereunder in the event any upstream or downstream transporter fails to receive or deliver gas as contemplated by this Agreement.

13.2              Shipper agrees to indemnify and hold Transporter harmless from all suit actions, debts, accounts, damages, costs, losses, and expenses (including reasonable attorneys fees) arising from or out of breach of any warranty, by the Shipper herein.

13.3              Shipper warrants that it will have title or the right to acquire title to the gas delivered to Transporter under this Agreement.

13.4              Transporter shall not be obligated to provide or continue service hereunder in the event of any breach of warranty; provided, Transporter shall give Shipper and the FERC thirty days notice prior to any termination of service. Service will continue if, within the thirty day notice period, Shipper cures the breach of warranty.

ARTICLE XIV - MISCELLANEOUS

14.1              Except for changes specifically authorized pursuant to this Agreement, no modification of or supplement to the terms and conditions hereof shall be or become effective until Shipper has submitted a request for change through Transporter’s Electronic Bulletin Board and Shipper has been notified through Transporter’s Electronic Bulletin Board of Transporter’s agreement to such change.

14.2              No waiver by any Party of any one or more defaults by the other in the performance of any provision of this Agreement shall operate or be construed as a waiver of any future default or defaults, whether of a like or of a different character.

14.3              Except when notice is required through Transporter’s Electronic Bulletin Board, pursuant to Transporter’s FT-A or FT-GS Rate Schedule, as applicable, or pursuant to Transporter’s General Terms and Conditions, any notice, request, demand, statement or bill provided for in this Agreement or any notice that either Party may desire to give to the other shall be in writing and mailed by registered mail to the post office address of the Party intended to receive the same, as the case may be, to the Party’s address shown on Exhibit A hereto or to such other address as either Party shall designate by formal written notice to the other. Routine communications, including monthly statements and payments, may be mailed by either registered or ordinary mail. Notice shall be deemed given when sent.

14.4              THE INTERPRETATION AND PERFORMANCE OF THIS AGREEMENT SHALL BE IN ACCORDANCE WITH AND CONTROLLED BY THE LAWS OF THE STATE OF TENNESSEE, WITHOUT REGARD TO CHOICE OF LAW DOCTRINE THAT REFERS TO THE LAWS OF ANOTHER JURISDICTION.

14.5              The Exhibit(s) attached hereto is/are incorporated herein by reference and made a part of this Agreement for all purposes.

14.6              If any provision of this Agreement is declared null and void, or voidable, by a court of competent jurisdiction, then that provision will be considered severable at Transporter’s options; and if the severability option is exercised, the remaining provisions of the Agreement shall remain in full force and effect.

14.7              This Agreement supersedes and cancels the Gas Sales and Transportation Agreement(s) between Shipper and Transporter dated (not applicable) and (not applicable) respectively.

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be duly executed as of the date first hereinabove written.

EAST TENNESSEE NATURAL GAS COMPANY

BY:	/s/ C. Gregory Harper

TITLE:	Vice President

DATE:	1.30.01

DUKE ENERGY MURRAY, LLC

BY:	/s/ Larry Wall

TITLE:	Vice President

DATE:	2/1/01

EXHIBIT A TO THE
FIRM TRANSPORTATION AGREEMENT
DATED January 30, 2001
BETWEEN
EAST TENNESSEE NATURAL GAS COMPANY
AND
DUKE ENERGY MURRAY, LLC

Shipper: DUKE ENERGY MURRAY, LLC
Rate Schedule: FT-A

Transportation Quantity:

For the period commencing on February 1, 2002 and continuing through April 30, 2002
[***]

For the period commencing on May 1, 2002 and continuing through June 30, 2002
[***]

For the period commencing on July 1, 2002 and continuing through the end of the term of the contract
[***]

Proposed Commencement Date: Later of: (i) November 1, 2002; or (ii) the date that construction of the facilities necessary to provide the firm transportation service contemplated herein is completed and such facilities are available for service.

Termination Date: Later of: (i) October 31, 2022; or (ii) the last day of the month in which the twentieth (20th) anniversary of the commencement of service occurs

Transportation Service will be provided under Part 284, Subpart G of FERC Regulations.

Primary Receipt Point(s):

Name	Meter No.	Maximum Daily Quantity	Interconnect Party	Location Co., State
Mt. Pleasant-TETCO	59329	[***]

VS 3214	TBD	[***]

Primary Delivery Point(s):

Name	Meter No.	Maximum Daily Quantity	Interconnect Party	Location Co., State
DENA - Murray	TBD	[***]

_________

*** Certain information on this page has been omitted and filed separately with the SEC. Confidential treatment has been requested with respect to the omitted portions.

Name of entity(s) to delivery gas to Transporter:

Name of entity(s) to receive gas from Transporter:

* Transporter shall not be obligated to deliver more cubic feet of gas to any Shipper than the quantity calculated using 1.03 dth per million cubic feet.

Notices not made through the LINK system shall be made to:

Shipper NOTICES:	[* * *] [* * *] [* * *]
Attention:
INVOICES:	[* * *] [* * *] [* * *]
Attention:

New Facilities Required:	Not applicable
New Facilities Charge:	Not applicable

(This Exhibit A supersedes and cancels Exhibit A dated (not applicable) to the Firm Transportation Agreement dated (not applicable).

EAST TENNESSEE NATURAL GAS CO.		DUKE ENERGY MURRAY, LLC

BY:	/s/ C. Gregory Harper	BY:	/s/ Larry Wall

TITLE:	Vice President	TITLE:	Vice President

DATE:	1.30.01	DATE:	2/1/01

_________

*** Certain information on this page has been omitted and filed separately with the SEC. Confidential treatment has been requested with respect to the omitted portions.